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                                                                   EXHIBIT 10.30

                           PARENT AFFILIATE AGREEMENT

        This AFFILIATE AGREEMENT (this "AGREEMENT") dated as of January 22, 1999, by and between Genesis Microchip Incorporated, a Nova Scotia corporation ("PARENT"), and the undersigned affiliate ("AFFILIATE") of Parent. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                    RECITALS

A. Parent and Paradise Electronics, Inc., a Delaware corporation ("COMPANY"), propose to enter into an Agreement and Plan of Reorganization ("REORGANIZATION AGREEMENT") pursuant to which a subsidiary of Parent will merge with and into Company (the "MERGER"), and Company will become a subsidiary of Parent;

B. Pursuant to the Merger, at the Effective Time outstanding shares of Company Capital Stock will be converted into the right to receive shares of Parent Common Stock;

C. It will be a condition to effectiveness of the Merger that the independent accounting firms that audit the annual financial statements of Company and Parent will have delivered their written concurrences to the effect that the Merger will be accounted for as a pooling of interests;

D. Affiliate may be deemed to be an "affiliate" of Parent, as the term "affiliate" is used (i) for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "SEC") and (ii) in the SEC's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of Parent.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1. Acknowledgments by Affiliate. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent, Company, and their respective Affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with his professional advisors, who are qualified to advise him with regard to such matters.

2. Covenants Related to Pooling of Interests. During the period beginning 30 days prior to the Closing Date and ending on the second day after the day that Parent publicly announces financial results covering at least 30 days of combined operations of Parent and Company, Affiliate will not sell, exchange, transfer, pledge, distribute, make any gift or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing his risk relative to any securities or shares of Parent Common Stock. Parent may, at its discretion, place a stock transfer notice consistent with the foregoing with its

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        transfer agent with respect to Affiliate's shares. Notwithstanding the foregoing, Affiliate will not be prohibited by the foregoing from selling or disposing of shares so long as such sale or disposition is in accordance with the "de minimis" test set forth in SEC Staff Accounting Bulletin No. 76. Affiliate may also make charitable gifts, so long as
        (i) the charity agrees to be bound by this Section 2, and (ii) Parent reasonably determines that the gift would not result in the Merger being accounted for as other than a pooling of interests.

3.      [INTENTIONALLY LEFT BLANK.]

4.      Miscellaneous.

                a. Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                b. Binding Agreement. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns.

                c. Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

                d. Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

                e. Attorneys' Fees. In the event of any legal actions or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

                f. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                g. Third Party Reliance. Counsel to and independent auditors for the Parent and the Company shall be entitled to rely upon this Agreement.




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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.


GENESIS MICROCHIP INCORPORATED          AFFILIATE


By:                                     By:
   ---------------------------------       -------------------------------------

Name:                                   Name:
     -------------------------------         -----------------------------------

Title:                                  Title:
      ------------------------------          ----------------------------------

                                              Affiliate's Address for Notice:

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